Exhibit 10.3

March 14, 2017

National CineMedia, LLC

9110 East Nichols Ave, Suite 200

Centennial, Colorado 80112

Attention:  Andrew England, Chief Executive Officer

RE:  Waiver of Most Favored Nations Rights and Consent to Contemplated Transactions

Dear Mr. England:

Reference is made to the (i) Amended and Restated Exhibitor Services Agreement between National CineMedia, LLC (NCM, LLC) and Cinemark USA, Inc. (Cinemark), dated as of February 13, 2007, and amended and restated as of December 26, 2013 (the ESA), (ii) Memorandum of Understanding by and among National CineMedia, Inc. and NCM, LLC (together, NCM) and AMC dated as of March 9, 2017 (the MOU).

Cinemark hereby waives its rights under Section 12.06 (Most Favored Nations) of the ESA in connection with the MOU, the transactions contemplated by the MOU and the ancillary documents executed in connection with the MOU, including the Amendment to the Exhibitor Services Agreement dated as of March 9, 2017, by and between National CineMedia, LLC and American Multi-Cinema, Inc. and the Amendment to Exhibitor Services Agreement dated as of March 9, 2017, by and between National CineMedia, LLC and Regal Cinemas, Inc. and (ii) consents to the transactions contemplated by the MOU.

Sincerely,

Cinemark USA, Inc.

/s/ Michael Cavalier

Name:  Michael Cavalier
Title:  Executive Vice President-General Counsel

cc: Gene Hardy, General Counsel of NCM, LLC

Peter Brandow, Regal CineMedia Holdings, LLC and Regal Cinemas, Inc.

Kevin Connor, American Multi-Cinema, Inc.